Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

Pricing Supplement No. 11,754 dated October 27, 2023 (To WFS Product Supplement No. 3 dated February 24, 2023, Prospectus Supplement dated February 13, 2023 and Prospectus dated February 13, 2023)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Linked Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

■  Linked to the lowest performing of the common stock of L3Harris Technologies, Inc., the common stock of General Dynamics Corporation, the common stock of Lockheed Martin Corporation and the common stock of Northrop Grumman Corporation (each referred to as an “underlying stock”)

■  Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the stock closing price of the lowest performing underlying stock on the relevant call date. The lowest performing underlying stock on any call date is the underlying stock that has the lowest stock closing price on that call date as a percentage of its starting price.

■ Automatic Call.  If the stock closing price of the lowest performing underlying stock on any call date is greater than or equal to its starting price, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of 19.50% per annum

Call Date	Call Premium
November 1, 2024	19.50% of the face amount
May 1, 2025	29.25% of the face amount
November 3, 2025	39.00% of the face amount
May 1, 2026	48.75% of the face amount
October 26, 2026 (the “final calculation day”)	58.50% of the face amount

■ Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the face amount depending on the stock closing price of the lowest performing underlying stock on the final calculation day as follows:

▪ If the stock closing price of the lowest performing underlying stock on the final calculation day is less than its starting price, but not by more than the threshold amount of 35.00%, you will receive the face amount

▪ If the stock closing price of the lowest performing underlying stock on the final calculation day is less than its starting price by more than the threshold amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the lowest performing underlying stock

■  Investors may lose up to 100.00% of the face amount

■  Any positive return on the securities will be limited to the applicable call premium, even if the stock closing price of the lowest performing underlying stock on the applicable call date significantly exceeds its starting price. You will not participate in any appreciation of any underlying stock beyond the applicable fixed call premium

■  Your return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each call date. You will not benefit in any way from the performance of the better performing underlying stocks. Therefore, you will be adversely affected if any underlying stock performs poorly, even if the other underlying stocks perform favorably.

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue any underlying stock issuer for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $932 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-9.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-10.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	$25.75	$974.25
Total	$2,342,000.00	$60,306.50	$2,281,693.50

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-31.

(2) In addition to the 2.575%, GS&Co. may pay to selected securities dealers a fee of up to 0.35% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Terms of the Securities

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The common stock of L3Harris Technologies, Inc. (current Bloomberg ticker: “LHX UN”), the common stock of General Dynamics Corporation (current Bloomberg ticker: “GD UN”), the common stock of Lockheed Martin Corporation (current Bloomberg ticker: “LMT UN”) and the common stock of Northrop Grumman Corporation (current Bloomberg ticker: “NOC UN”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”).

Pricing Date:	October 27, 2023.
Original Issue Date:	November 1, 2023.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the maturity payment amount.

Automatic Call:

If the stock closing price of the lowest performing underlying stock on any call date is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the stock closing price of the lowest performing underlying stock on the applicable call date significantly exceeds its starting price. You will not participate in any appreciation of any underlying stock beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:
	Call Date	Call Premium	Payment per Security upon an Automatic Call
	November 1, 2024	19.50% of the face amount	$1,195.00
	May 1, 2025	29.25% of the face amount	$1,292.50
	November 3, 2025	39.00% of the face amount	$1,390.00
	May 1, 2026	48.75% of the face amount	$1,487.50
	October 26, 2026	58.50% of the face amount	$1,585.00
	We refer to October 26, 2026 as the “final calculation day.” The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.
Call Settlement Date:

Five business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

Stated Maturity Date:	November 2, 2026, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•
if the ending price of the lowest performing underlying stock on the final calculation day is less than its starting price but greater than or equal to its threshold price: $1,000; or
•
if the ending price of the lowest performing underlying stock on the final calculation day is less than its threshold price:

$1,000 × performance factor of the lowest performing underlying stock on the final calculation day

If the securities are not automatically called and the ending price of the lowest performing underlying stock on the final calculation day is less than its threshold price, you will have 1-to-1 downside exposure to the decrease in the price of the lowest performing underlying stock on the final calculation day and will lose more than 35%, and possibly all, of the face amount of your securities at maturity.

Lowest Performing Underlying Stock:	For any call date, the “lowest performing underlying stock” will be the underlying stock with the lowest performance factor on that day.
Performance Factor:	With respect to an underlying stock on any call date, its stock closing price on such day divided by its starting price (expressed as a percentage).
Starting Price:

With respect to the common stock of L3Harris Technologies, Inc.: $170.93 , its stock closing price on the pricing date.

With respect to the common stock of General Dynamics Corporation: $238.25, its stock closing price on the pricing date.

With respect to the common stock of Lockheed Martin Corporation: $443.39, its stock closing price on the pricing date.

With respect to the common stock of Northrop Grumman Corporation: $473.07, its stock closing price on the pricing date.

Stock Closing Price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Ending Price:	The “ending price” of an underlying stock will be its stock closing price on the final calculation day.
Threshold Price:	With respect to an underlying stock, 65.00% of its starting price.
Threshold Amount:	35.00%.
Market Disruption Events and Postponement Provisions:

Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date (including the final calculation day) is a “calculation day” and each call settlement date (including the stated maturity date) is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40057WN29

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 3 dated February 24, 2023, the prospectus supplement dated February 13, 2023 and the prospectus dated February 13, 2023 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 3 dated February 24, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000156459023002399/gs-424b2.htm

• Prospectus Supplement dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036241/d407224d424b2.htm

• Prospectus dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036147/d457531d424b2.htm

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $932 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $63 per $1,000 face amount).

Prior to January 27, 2024, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through January 26, 2024). On and after January 27, 2024, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪
believe that the stock closing price of the lowest performing underlying stock will be greater than or equal to its starting price on one of the call dates;
▪
seek the potential for a fixed return if the lowest performing underlying stock has appreciated at all as of any of the call dates in lieu of full participation in any potential appreciation of the lowest performing underlying stock;
▪
are willing to accept the risk that, if the stock closing price of the lowest performing underlying stock is less than its starting price on each call date, they will not receive any positive return on their investment in the securities;
▪
are willing to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing underlying stock on the final calculation day is less than its starting price by more than the threshold amount, they will lose more than 35%, and possibly all, of the face amount at maturity;
▪
understand that the term of the securities may be reduced and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;
▪
understand that the return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each call date and that they will not benefit in any way from the performance of the better performing underlying stocks;
▪
understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;
▪
understand and are willing to accept the full downside risks of each underlying stock;
▪
are willing to forgo interest payments on the securities and dividends on any underlying stock; and
▪
are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the securities to maturity;
▪
require full payment of the face amount of the securities at stated maturity;
▪
believe that the stock closing price of the lowest performing underlying stock will be less than its starting price on each call date;
▪
seek a security with a fixed term;
▪
are unwilling to accept the risk that, if the stock closing price of the lowest performing underlying stock is less than its starting price on each call date, they will not receive any positive return on their investment in the securities;
▪
are unwilling to accept the risk that the ending price of the lowest performing underlying stock on the final calculation day may decrease from its starting price by more than the threshold amount, in which case, they will lose more than 35%, and possibly all, of the face amount at maturity;
▪
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
▪
seek current income;
▪
seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;
▪
are unwilling to accept the risk of exposure to the underlying stocks;
▪
seek exposure to the upside performance of any or each underlying stock beyond the applicable call premiums;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the underlying stocks generally, or to the exposure to the underlying stocks that the securities provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “L3Harris Technologies, Inc.,” “General Dynamics Corporation”, “Lockheed Martin Corporation” and “Northrop Grumman Corporation” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the stock closing price of the lowest performing underlying stock on the applicable call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Risk Factors” in the accompanying WFS product supplement no. 3. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying WFS product supplement no. 3. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying stocks. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the securities will be based on the performance of each underlying stock, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Call Premium You Will Receive on a Call Settlement Date (Including the Stated Maturity Date) If Your Securities Are Automatically Called and the Amount You Will Receive on the Stated Maturity Date If Your Securities Are Not Automatically Called is Not Linked to the Stock Closing Price of the Underlying Stocks at Any Time Other Than on the Applicable Call Date or the Final Calculation Day, as the Case May Be.

Your securities will not be automatically called, and you will not receive a call premium on a call settlement date (including the stated maturity date), unless the stock closing price of the lowest performing underlying stock on the applicable call date is greater than or equal to its starting price. Therefore, the stock closing prices of the underlying stocks on dates other than a call date will have no effect on whether your securities are automatically called. In addition, if your securities are not automatically called, the maturity payment amount you will receive on the stated maturity date, if any, will be based on the stock closing price of the lowest performing underlying stock on the final calculation day. Therefore, for example, if the stock closing price of an underlying stock dropped precipitously on the final calculation day, the maturity payment amount for your securities would be significantly less than it would otherwise have been had the maturity payment amount been linked to the stock closing prices of the underlying stocks prior to such drop. Although the actual stock closing prices of the underlying stocks on the call settlement dates (including the stated maturity date) or at other times during the life of the securities may be higher than the stock closing prices of the underlying stocks on the call dates (including the final calculation day), you will not benefit from the stock closing prices of the underlying stocks at any time other than on the call dates (including the final calculation day).

You May Lose Your Entire Investment in the Securities.

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the maturity payment amount on your securities, if any, on the stated maturity date will be based on the performance of the lowest performing of the underlying stocks as measured from its starting price to its stock closing price on the final calculation day. If the ending price of the lowest performing underlying stock on the final calculation day is less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing underlying stock from its starting price, and you will lose 1% of the face amount of your securities for every 1% that the ending price of the lower performing underlying stock on the final calculation day is less than its starting price. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to a call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Price of the Lowest Performing Underlying Stock.

If the ending price of the lowest performing underlying stock on the final calculation day is less than its threshold price, you will receive less than the face amount of your securities and you could lose all or a substantial portion of your

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

investment in the securities. This means that while a decrease in the ending price of the lowest performing underlying stock on the final calculation day to its threshold price will not result in a loss of principal on the securities, a decrease in the ending price of the lowest performing underlying stock on the final calculation day to less than its threshold price will result in a loss of a significant portion of the face amount of the securities despite only a small change in the price of the lowest performing underlying stock.

Because the Securities Are Linked to the Performance of the Lowest Performing Underlying Stock, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Stock.

The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With multiple underlying stocks, it is more likely that at least one underlying stock will close below its starting price on any call date, or below its threshold price on the final calculation day, than if the securities were linked to only one underlying stock. Therefore, it is more likely that you will suffer a significant loss on your investment.

Movements in the prices of the underlying stocks may be correlated or uncorrelated at different times during the term of the securities and, if there is correlation, such correlation may be positive (the underlying stocks move in the same direction) or negative (the underlying stocks move in reverse directions). You should not take the historical correlation (or lack thereof) of the underlying stocks as an indication of the future correlation, if any, of the underlying stocks. Such correlation could have an adverse effect on your return on the securities. For example, if the underlying stocks are negatively correlated on a call date and the price of one underlying stock increases, it is likely that the other underlying stocks will decrease and such decrease could cause one or more of the underlying stocks to close below its starting price on any call date, or below its threshold price on the final calculation day. As discussed below in “A Higher Call Premium, a Lower Stock Closing Price at or Above Which the Securities Will Be Automatically Called and/or a Lower Threshold Price May Reflect Greater Expected Volatility of the Underlying Stocks, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underlying Stocks and, Potentially, a Significant Loss at Maturity”, higher call premium and lower threshold price indicate a greater potential for a loss on your investment at maturity, which are risks generally associated with underlying stocks that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the securities are set and the performance of the securities.

A Higher Call Premium, a Lower Stock Closing Price at or Above Which the Securities Will Be Automatically Called and/or a Lower Threshold Price May Reflect Greater Expected Volatility of the Underlying Stocks, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underlying Stocks and, Potentially, a Significant Loss at Maturity.

The economic terms for the securities, including the call premiums, the stock closing prices of the underlying stocks on a call date at or above which the securities will be automatically called and the threshold prices, are based, in part, on the expected volatility of each underlying stock at the time the terms of the securities are set. “Volatility” refers to the frequency and magnitude of changes in the prices of the underlying stocks.

Higher expected volatility with respect to each underlying stock as of the pricing date generally indicates a greater expectation as of that date that (i) the stock closing price of one or more of the underlying stocks on any call date will be less than its starting price, in which case your securities will not be automatically called and you will not receive the applicable call premium, or (ii) the ending price of the lowest performing underlying stock could ultimately be less than its threshold price on the final calculation day, which would result in a loss of a significant portion or all of your investment in the securities. At the time the terms of the securities are set, higher expected volatility will generally be reflected in higher call premiums, lower stock closing prices of the underlying stocks at or above which the securities will be automatically called and/or lower threshold prices, as compared to otherwise comparable securities issued by the same issuer with the same maturity (taking into account any ability of the issuer to redeem the securities prior to maturity) but with one or more different underlying stocks. However, there is no guarantee that the higher call premiums or lower threshold prices set for your securities on the pricing date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of your securities not being automatically called or of losing some or a significant portion or all of your investment in the securities.

A relatively higher call premium (as compared to otherwise comparable securities), which would increase the positive return if the stock closing price of each underlying stock is greater than or equal to its starting price on any call date, or a relatively lower stock closing price of the underlying stocks at or above which the securities will be automatically called, may generally indicate an increased risk that your securities will not be automatically called on any call settlement date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Similarly, a relatively lower threshold price (as compared to otherwise comparable securities), which would increase the buffer against the loss of principal, may generally indicate an increased risk that the price of each underlying stock will decrease substantially. This would result in a significant loss at maturity if the ending price of any underlying stock is less than its threshold price. Further, a relatively lower threshold price may not indicate that the securities have a greater likelihood of a return of principal at maturity based on the performance of each underlying stock.

You should not take the historical volatility of any underlying stock as an indication of its future volatility. You should be willing to accept the downside market risk of each underlying stock and the potential to lose a significant portion or all of your investment in the securities.

The Amount You Will Receive on a Call Settlement Date or on the Stated Maturity Date, as the Case May Be, Will Be Capped Due to the Applicable Call Premium.

Regardless of the stock closing prices of the underlying stocks on a call date, the amount in cash you may receive on the related call settlement date is capped. Even if the stock closing price of the lowest performing underlying stock on a call date exceeds its starting price, causing the securities to be automatically called, you will not benefit from any increase in the stock closing price of the underlying stocks above their starting prices on the call date. If your securities are automatically called on a call date, the maximum payment you will receive for each $1,000 face amount of your securities will depend on the applicable call premium. If your securities are not automatically called, the maturity payment amount you will receive on the stated maturity date, if any, will be no greater than 100% of the face amount of your securities.

The Maturity Payment Amount Will Be Based Solely on the Lowest Performing Underlying Stock.

If the securities are not automatically called, the maturity payment amount will be based on the lowest performing underlying stock without regard to the performances of the other underlying stocks. As a result, you could lose all or some of your initial investment if the ending price of the lowest performing underlying stock on the final calculation day is less than its threshold price, even if there is an increase in the prices of the other underlying stocks. This could be the case even if the other underlying stocks increased by an amount greater than the decrease in the lowest performing underlying stock.

Your Securities Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your securities on a call settlement date if, as measured on any call date, the stock closing price of the lowest performing underlying stock is greater than or equal to its starting price. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

Your Securities Do Not Bear Interest.

You will not receive any interest payments on your securities. As a result, even if the amount payable for your securities on a call settlement date or the stated maturity date, as applicable, exceeds the face amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and were able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●
the prices of the underlying stocks;
●
the volatility — i.e., the frequency and magnitude of changes — in the prices of the underlying stocks;
●
the correlation among the underlying stocks — i.e., the extent to which the prices of the underlying stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes;
●
the dividend rates of the underlying stocks;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the underlying stocks are a part, and which may affect the prices of the underlying stocks;

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

●
interest rates and yield rates in the market;
●
the time remaining until your securities mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future prices of the underlying stocks based on their historical fluctuations. The actual price of the underlying stocks over the life of the securities may bear little or no relation to the historical closing prices of the underlying stocks or to the hypothetical examples shown elsewhere in this pricing supplement.

We Will Not Hold Shares of the Underlying Stocks for Your Benefit

The indenture governing your security does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stocks for your benefit in order to enable you to exchange your security for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Rights to Receive Any Underlying Stock.

Investing in your securities will not make you a holder of any underlying stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying stocks or any other rights of a holder of any shares of the underlying stocks. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the underlying stocks.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities. This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each underlying stock has been chosen for illustrative purposes only and does not represent the actual starting price or threshold price for any underlying stock. The actual starting price and threshold price for each underlying stock are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities. The performance of the better performing underlying stocks are not relevant to your return on the securities.

Call Premiums:	19.50% for the first call date, 29.25% for the second call date, 39.00% for the third call date, 48.75% for the fourth call date and 58.50% for the fifth call date
Hypothetical Starting Price:	For each underlying stock, $100.00
Hypothetical Threshold Price:	For each underlying stock, $65.00 (65% of its hypothetical starting price)
Threshold Amount:	35.00%

Hypothetical Payout Profile

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
5th Call Date (Call Premium: 58.50%)
4th Call Date (Call Premium: 48.75%)
3rd Call Date (Call Premium: 39.00%)
2nd Call Date (Call Premium:29.25%)
1st Call Date (Call Premium: 19.50%)
35% Buffer
-35%
Hypothetical Maturity Payment Amount
Lowest Performing Underlying Stock
1st Call Date
2nd Call Date
3rd Call Date
4th call date
5th call date
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Hypothetical Percentage Change in the Ending Price of the Lowest Performing Underlying Stock from Pricing Date to Applicable Call Date

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,195.00	19.50%
2nd call date	$1,292.50	29.25%
3rd call date	$1,390.00	39.00%
4th call date	$1,487.50	48.75%
5th call date	$1,585.00	58.50%

If the securities are not automatically called:

Hypothetical ending price of the lowest performing underlying stock on the final calculation day	Hypothetical performance factor of the lowest performing underlying stock on the final calculation day (1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$95.00	95.00%	$1,000.00	0.00%
$80.00	80.00%	$1,000.00	0.00%
$75.00	75.00%	$1,000.00	0.00%
$65.00	65.00%	$1,000.00	0.00%
$64.99	64.99%	$649.90	-35.01%
$50.00	50.00%	$500.00	-50.00%
$20.00	20.00%	$200.00	-80.00%
$10.00	10.00%	$100.00	-90.00%
$0.00	0.00%	$0.00	-100.00%

(1) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The stock closing price of the lowest underlying stock on the first call date is greater than its starting price, and the securities are automatically called on the first call date:

	Common Stock of L3Harris Technologies, Inc.	Common Stock of General Dynamics Corporation	Common Stock of Lockheed Martin Corporation	Common Stock of Northrop Grumman Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on first call date:	$135.00	$140.00	$150.00	$145.00
Hypothetical performance factor on first call date (stock closing price on first call date divided by starting price):	135.00%	140.00%	150.00%	145.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on the relevant call date.

In this example, the common stock of L3Harris Technologies, Inc. has the lowest performance factor and is, therefore, the lowest performing underlying stock on the call date.

Step 2: Determine whether the securities will be automatically called on the first call date.

Because the hypothetical stock closing price of the lowest performing underlying stock on the first call date is greater than its hypothetical starting price, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 19.50% of the face amount. Even though the lowest performing underlying stock appreciated by 35.00% from its starting price to its stock closing price on the first call date in this example, your return is limited to the call premium of 19.50% that is applicable to such call date.

On the call settlement date, you would receive $1,195.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The stock closing price of the lowest performing underlying stock on the final calculation day is greater than its starting price, and the securities are automatically called on the final calculation day:

	Common Stock of L3Harris Technologies, Inc.	Common Stock of General Dynamics Corporation	Common Stock of Lockheed Martin Corporation	Common Stock of Northrop Grumman Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on call dates prior to the final calculation day:	Various (all below starting price)	Various (all below starting price)	Various (all below starting price)	Various (all below starting price)
Hypothetical stock closing price on final calculation day (i.e., the ending price):	$170.00	$175.00	$180.00	$175.00
Hypothetical performance factor on final calculation day (stock closing price on final calculation day divided by starting price):	170.00%	175.00%	180.00%	175.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on the final calculation day.

In this example, the common stock of L3Harris Technologies, Inc. has the lowest performance factor and is, therefore, the lowest performing underlying stock on the final calculation day.

Step 2: Determine whether the securities will be automatically called on the final calculation day.

Because the hypothetical stock closing price of the lowest performing underlying stock on each call date prior to the last call date (which is the final calculation day) is less than its hypothetical starting price, the securities are not called prior to the final calculation day. Because the stock closing price of the lowest performing underlying stock on the final calculation day is greater than its starting price, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 58.50% of the face amount.

On the call settlement date (which is the stated maturity date), you would receive $1,585.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Example 3. The securities are not automatically called. The ending price of the lowest performing underlying stock on the final calculation day is less than its starting price but greater than its threshold price and the maturity payment amount is equal to the face amount:

	Common Stock of L3Harris Technologies, Inc.	Common Stock of General Dynamics Corporation	Common Stock of Lockheed Martin Corporation	Common Stock of Northrop Grumman Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on call dates prior to the final calculation day:	Various (all below starting price)	Various (all below starting price)	Various (all below starting price)	Various (all below starting price)
Hypothetical ending price:	$105.00	$110.00	$95.00	$115.00
Hypothetical threshold price:	$65.00, which is 65.00% of its hypothetical starting price	$65.00, which is 65.00% of its hypothetical starting price	$65.00, which is 65.00% of its hypothetical starting price	$65.00, which is 65.00% of its hypothetical starting price
Hypothetical performance factor on final calculation day (stock closing price on final calculation day divided by starting price):	105.00%	110.00%	95.00%	115.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on the final calculation day.

In this example, the common stock of Lockheed Martin Corporation has the lowest performance factor and is, therefore, the lowest performing underlying stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the performance factor of the lowest performing underlying stock on the final calculation day.

Because the hypothetical stock closing price of the lowest performing underlying stock on each call date (including the final calculation day) is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing underlying stock on the final calculation day is less than its hypothetical starting price, but not by more than the threshold amount, you would receive the face amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Example 4. The securities are not automatically called. The ending price of the lowest performing underlying stock on the final calculation day is less than its threshold price and the maturity payment amount is less than the face amount:

	Common Stock of L3Harris Technologies, Inc.	Common Stock of General Dynamics Corporation	Common Stock of Lockheed Martin Corporation	Common Stock of Northrop Grumman Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on call dates prior to the final calculation day:	Various (all below starting price)	Various (all below starting price)	Various (all below starting price)	Various (all below starting price)
Hypothetical ending price:	$50.00	$110.00	$105.00	$115.00
Hypothetical threshold price:	$65.00, which is 65.00% of the hypothetical starting price	$65.00, which is 65.00% of the hypothetical starting price	$65.00, which is 65.00% of the hypothetical starting price	$65.00, which is 65.00% of the hypothetical starting price
Hypothetical performance factor on final calculation day (stock closing price on final calculation day divided by starting price):	50.00%	110.00%	105.00%	115.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on the final calculation day.

In this example, the common stock of L3Harris Technologies, Inc. has the lowest performance factor and is, therefore, the lowest performing underlying stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the performance factor of the lowest performing underlying stock on the final calculation day.

Because the hypothetical stock closing price of the lowest performing underlying stock on each call date (including the final calculation day) is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing underlying stock on the final calculation day is less than its hypothetical starting price by more than the threshold amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 × performance factor of the lowest performing underlying stock on the final calculation day

$1,000 × 50.00%

= $500.00

On the stated maturity date, you would receive $500.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Information About the Underlying Stocks

Where Information About the Underlying Stock Issuers Can Be Obtained

The underlying stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuers with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov.

Information about the underlying stock issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the underlying stock issuers with the SEC.

We Obtained the Information About the Underlying Stock Issuers From the Underlying Stock Issuers’ Public Filings

This pricing supplement relates only to your security and does not relate to the underlying stocks or other securities of the underlying stock issuers. We have derived all information about the underlying stock issuers in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuers in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement - including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stocks - have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuers could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stocks.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuers, including making loans to or equity investments in the underlying stock issuers or providing advisory services to the underlying stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuers and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuers. As an investor in a security, you should undertake such independent investigation of the underlying stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

L3Harris Technologies, Inc.

According to publicly available information, L3Harris Technologies, Inc. is an aerospace and defense company. L3Harris Technologies, Inc. is the result of a merger between Harris Corporation, a technology innovator supporting government and commercial customers (“Harris”), and L3 Technologies, Inc., a prime contractor in Intelligence, Surveillance and Reconnaissance (ISR) systems, aircraft sustainment (including modifications and fleet management of special mission aircraft), simulation and training, night vision and image intensification equipment, and security and detection systems and a provider of a broad range of communication, electronic and sensor systems used on military, homeland security and commercial platforms (“L3”). On June 29, 2019, upon the terms and subject to the conditions set forth in the agreement and plan of merger, dated as of October 12, 2018, among Harris, L3 and Leopard Merger Sub Inc., a direct wholly-owned subsidiary of Harris (“merger sub”), merger sub merged with and into L3. At the effective time of the merger, the separate corporate existence of merger sub ceased, and L3 continued its existence under Delaware law as the surviving corporation in the merger and a direct wholly-owned subsidiary of Harris, which was renamed “L3Harris Technologies, Inc.” Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-03863.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

The graph below shows the daily historical closing prices of Harris Corporation from January 1, 2018 to June 28, 2019 (prior to the effective time) and L3Harris Technologies, Inc. (f/k/a Harris Corporation) from June 29, 2019 through October 27, 2023 (following the effective time), adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of L3Harris Technologies, Inc.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

General Dynamics Corporation

According to publicly available information, General Dynamics Corporation is an aerospace and defense company. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-03671.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2018 through October 27, 2023, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of General Dynamics Corporation

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Lockheed Martin Corporation

According to publicly available information, Lockheed Martin Corporation is a security and aerospace company. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-11437.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2018 through October 27, 2023, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Lockheed Martin Corporation

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Northrop Grumman Corporation

According to publicly available information, Northrop Grumman Corporation is an aerospace and defense technology company. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-16411.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2018 through October 27, 2023, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Northrop Grumman Corporation

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a life insurance company;
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a tax exempt organization;
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a partnership;
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a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a person that owns a security as a hedge or that is hedged against interest rate risks;
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a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree— in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underlying stocks. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

We will not attempt to ascertain whether any underlying stock issuer would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any underlying stock issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC with respect to each underlying stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if any underlying stock issuer is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above under “Tax Treatment”, except that any gain or loss that you recognize at maturity or upon redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

We will not attempt to ascertain whether any underlying stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any underlying stock issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC with respect to each underlying stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if any underlying stock issuer is or becomes a USRPHC.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying stocks during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of 2.575% of the aggregate face amount of the securities sold ($25.75 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 2.00% of the aggregate face amount of the securities ($20.00 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.35% of the aggregate face amount of the securities sold (up to $3.50 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to SIMON Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

For information related to hedging activities, see “Risk Factors — Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of L3Harris Technologies, Inc., the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation and the Common Stock of Northrop Grumman Corporation due November 2, 2026

Validity of the Securities and Guarantee

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.